(d) Consulting Contract-Donald Hughes

                                 CONSULTING AND
                              CONTRACTING AGREEMENT

     This Consulting and Contracting Agreement (hereinafter referred to as "Agreement") made and entered into as of this 8th day of August, 1998, by and between Swifty Carwash & Quik-Lube, Inc., a Florida corporation (hereinafter called "Swifty"), and Donald C. Hughes, Inc., a Florida corporation (hereinafter called "Hughes").

     WHEREAS, Swifty is, among other things, a Florida corporation that was formed for the purpose of developing, owning and operating a chain of carwash and oil change centers, (the "Centers"), and Hughes engages primarily in the development and construction of real estate, primarily residences and small commercial buildings; and

     WHEREAS, Swifty desires to obtain the benefit of Hughes' knowledge, experience, expertise and advice in the construction and real estate businesses to assist Swifty in the location and purchase of appropriate land parcels and in the construction of the Centers; and

     WHEREAS, Hughes desires to perform the services as set forth herein and Swifty will delegate to Hughes and Hughes will accept from Swifty certain responsibilities and duties as described more fully herein all subject to certain specifications and limitations to be provided by Swifty as set forth herein; and

     WHEREAS, Hughes desires to provide the services as stated above;

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Swifty and Hughes, intending to be legally bound, agree as follows:

     1. Hughes agrees to actively explore, investigate and locate appropriate parcels of land which are available at reasonable prices, in the greater Tampa area which are suitable and desirable for the construction of the Centers subject to the perimeters, instructions and limitations to be provided to Hughes by Swifty.

     2. Hughes will explore, investigate and locate suppliers of equipment to be used in the type of Centers desired by Swifty in accordance with the specification furnished to Hughes by Swifty.

     3. Hughes will negotiate the actual prices of the parcels described in the paragraph numbered 1 above and equipment described in the paragraph numbered 2 above, so as to enable Swifty to obtain the best possible prices reasonably available.

     4. Hughes will agree to provide construction services to Swifty for the construction of buildings in connection with the Centers to the extent that Hughes and Swifty agree that such construction will be appropriate for Hughes to undertake. However in the event that Hughes and Swifty do not agree that Hughes is the appropriate construction contractor for construction in connection with any of the Centers or if Swifty believes that Swifty can obtain a more competitive price or superior construction other than through Hughes, then Hughes will or Swifty may seek out and obtain such other appropriate builder or construction contractor as Hughes or Swifty may determine appropriate.

     5. Swifty shall deposit with Hughes the sum of $210,000 to be held by Hughes and used by Hughes in connection with the accomplishing of the foregoing, including actual payment on behalf of Swifty for any land, construction or equipment, provided however, that in no event shall Hughes enter into any agreements or expend any sums in connection with these matters without the prior written consent and approval of Swifty. Notwithstanding the foregoing, Hughes may not expend more than the maximum total sum in the amount of Twenty-Five Thousand Dollars and no/100 ($25,000.00), in connection with Hughes' actual out-of-pocket expenditures in connection with Hughes performance as described in this Agreement, without prior written consent of Swifty. However, even as to said expenditures, Hughes will keep Swifty reasonably informed as such expenses accrue.

     6. For providing the services as specified herein it is contemplated that Swifty will pay to Hughes between three and five percent of the total cost of that portion of such projects which have been negotiated by or performed by Hughes. However, that amount may be more or less than the three or five percent contemplated depending on the agreement between Hughes and Swifty. Hughes and Swifty will agree upon such rates on each project as such matters arise and will only be bound by such rates in a writing signed by both of them. In no event shall such commission cause the total costs to Swifty in connection with any project (including such commission rates) to exceed those costs which would be commercially available to Swifty in the absence of any assistance from Hughes.

              7. This Agreement shall only apply to such projects and endeavors as may be designated by Swifty from time to time during the term of this Agreement.

              8. Either Swifty or Hughes may terminate this Consulting and Contracting Agreement at any time by furnishing at least 5 days written notice to the other party. If not terminated prior, then this Agreement shall terminate 3 years from the date hereof unless extended in a writing executed by the parties. Upon termination neither party will have any further obligation to perform under this Agreement and all of the then remaining funds that were deposited by Swifty with Hughes shall be returned to Swifty at the time of termination. The then remaining funds to be returned at such time shall be the full amount of the deposit made by Swifty with Hughes as described in paragraph numbered 5 above, less the amount that may have been expended on behalf of Swifty pursuant to a written agreement between Swifty and Hughes as described in paragraph numbered 5, and further reduced by the actual out-of-pocket expenses incurred by Hughes up to the maximum amount of Twenty-Five Thousand Dollars and no/100 ($25,000.00). Hughes will not be required to invest such funds in an interest bearing account, however, to the extent that Hughes does so, Hughes shall be entitled to retain the interest earned on such funds as additional compensation for Hughes' performance under this Agreement.

     9. The parties contemplate that from time to time they may enter into supplementary agreements and modifications of this Agreement, provided however, that any such supplemental agreement or modification must be in writing, including, for example, the extension of the geographical area in which Hughes will perform its duties including regions elsewhere in the State of Florida and other portions of the United States.

     10. This Agreement shall be binding upon, inure to the benefit of and be the obligation of Swifty and Hughes and their respective heirs, agents, representatives, successors and assigns. However, neither Swifty nor Hughes shall assign or transfer this Agreement to any other person, corporation or entity without the prior written consent of the other party.

     11. Whenever notice is required to be given hereunder, it shall be deemed duly given when delivered by hand or deposited in the United States mail by certified mail or registered mail, return receipt requested, postage prepaid, to Swifty or Hughes at the addresses set forth below, or to such other addresses as any party hereto may designate by written notice in like manner to the other party(ies):

                           To Swifty:

                           Swifty Carwash & Quik-Lube, Inc.
                           Attention: Rachel Steele, President
                           17521 Crawley Road
                           Odessa, Florida 33556


                           To Hughes:

                           Donald C. Hughes, Inc.
                           Attention:  Donald Hughes, President
                           209 South Howard Ave.
                           Tampa, Florida 33606

     12. This Agreement contains the entire agreement between Swifty and Hughes and cannot be changed or terminated orally but may only be altered or amended by an agreement in writing and signed by all parties hereto.

     13. The illegality, invalidity, or unenforceability of any provision of this Agreement shall not operate to invalidate the whole Agreement and shall in no way affect the validity or enforceability of any other provisions of this Agreement. Any such illegality, invalidity, or unenforceability of any provision of this Agreement shall be construed or rewritten in such manner as to avoid such illegality, invalidity, or unenforceability while keeping the intent of the parties, as expressed in this Agreement, in mind.

     14. This Agreement has been made in the State of Florida and shall be governed by and construed in accordance with the laws of the State of Florida.

     15. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together will constitute for all purposes one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first-above written.


_______/s/ Rachel Steele_______                  _____/s/ Donald Hughes_______
Swifty Carwash & Quik-Lube, Inc.                    Donald C Hughes, Inc..

By: Rachel Steele, President                 By: Donald C. Hughes, President